                                                                    EXHIBIT 11.1


                          MOTORVAC TECHNOLOGIES, INC.
     CALCULATION OF NET LOSS PER SHARE AND SUPPLEMENTARY NET LOSS PER SHARE FOR THE NINE MONTHS ENDED DECEMBER 31, 1995 AND THE TWELVE MONTHS ENDED
                               DECEMBER 31, 1996

                                                                          Proforma                Proforma
                                                                       Twelve Months            Nine Months
                                                                            Ended                  Ended
                                                                       Dec. 31, 1996           Dec. 31, 1995
                                                                       -------------           -------------
Supplementary Net Loss:
Net Loss                                                                ($1,281,090)            ($2,130,408)
Supplementary Reduction of Interest Expense                                 132,416                 446,309
                                                                        -----------             -----------
Supplementary Net Loss                                                   (1,148,674)             (1,684,099)
                                                                        ===========             ===========
Supplementary Weighted Average Outstanding Common and
  Common Equivalent Shares:
Common Stock Outstanding, December 31, 1995                                 948,000                 948,000

Common stock equivalents:
  Conversion of Series A Preferred Stock                                    966,247                 966,247
  Conversion of Series B Preferred Stock                                    570,150                 570,150
  Conversion of $4,410,300 of Notes Payable to Related party                820,521                 820,521

Common Shares Issued in Initial Public Offering April 24, 1996            1,100,000
  Weighting of Initial Public Offering Stock                                756,438

Common stock issued in Overallotment on June 15, 1995                       100,000
  Weighting of overallotment Stock                                           79,489
                                                                        -----------             -----------
Common Stock Equivalents before below                                     4,140,845               3,304,918

Incremental Shares, assuming exercise of options granted
  after Dec. 31, 1995 and Dec. 31, 1996                                       4,013                   6,467
Weighting of incremental shares from options (eliminated if
  increases loss per share)                                                       0                       0
Incremental Shares Related to repayment of Interest                          24,636                  83,034
                                                                        -----------             -----------
Total Incremental Shares                                                     24,636                  83,034
                                                                        -----------             -----------
Supplementary Weighted Average Outstanding Common and
  Common Equivalent Shares                                                4,165,481               3,387,952
                                                                        ===========             ===========
  Deduct Incremental Shares Related to repayment of Interest                (24,636)                (83,034)
                                                                        -----------             -----------
Weighted Average Outstanding Common and
  Common Equivalent Shares                                                4,140,845               3,304,918
                                                                        ===========             ===========
Supplementary Net Loss per Common Share and Common
  Share Equivalent                                                            (0.28)                  (0.50)
                                                                        ===========             ===========
Net Loss per Common Share and Common
  Share Equivalent                                                            (0.31)                  (0.64)
                                                                        ===========             ===========